Exhibit 99.1

March 6, 2008

HELMERICH & PAYNE, INC. CONFIRMS PREVIOUSLY ANNOUNCED COMMITMENTS

                Helmerich & Payne, Inc. announced today that it has signed long-term contracts corresponding to previously announced letters of intent to operate seven new FlexRigs®* in Latin American locations for a large, publicly-traded company with headquarters in the U.S.  As stated in the Company’s press release dated January 31, 2008, these seven new international FlexRigs are scheduled to be completed and mobilized at the rate of one per month beginning in the fourth fiscal quarter of 2008.  Five of the seven new rigs are committed to operate under five-year term contracts and the remaining two under three-year term contracts.  The name of the customer and other terms and conditions were not disclosed.

                Helmerich & Payne, Inc. is primarily a contract drilling company.  As of March 6, 2008, the Company’s existing fleet included 170 U.S. land rigs, 27 international land rigs and nine offshore platform rigs.

Statements in this release that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:  Juan Pablo Tardio

(918) 588-5383